UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2017

INVESTVIEW, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27019	87-0369205
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

12 South 400 West
Salt Lake City, Utah		84101
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		888-217-8720

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

Between July 26 and October 24, 2017, InvestView, Inc., raised $2,184,275 from 17 accredited investors who purchased an aggregate of 2,184,275 shares at $0.01 per share in a private placement that has now been completed.

In addition, on September 10th, 2017, the Company converted debt of $50,000 held by one accredited investor into 5,000,000 shares of common stock at $0.01 per share. Together with the previously reported $2,090,000 in debt that was converted into 210,000,000 shares of common stock earlier this year, the Company has now retired $2,140,000 in existing debt since April 2017.

The above offers and sales of the securities were made only to “accredited investors,” as defined in Rule 501(a) of Regulation D, in reliance on the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder, for transactions not involving any public offering. No advertising or general solicitation was employed in offering the securities. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTVIEW, INC.

Dated: October 25, 2017	By:	/s/ William C. Kosoff
William C. Kosoff
Acting Chief Financial Officer